Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Remy W. Trafelet, Principal Executive Officer and Principal Financial Officer of Colonnade Acquisition Corp. (the “Company”), hereby certify, that, to my knowledge:

1.

the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2021

By:	/s/ Remy W. Trafelet
Name:	Remy W. Trafelet
Title:	Principal Executive Officer and Principal Financial Officer